UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Nominees for Shareholder Choice Pershing Square Capital Management, L.P.

Vote for the Nominees for Shareholder Choice GOLD PROXY CARD Jim Donald Food · 30 years of grocery experience Retailing · Former CEO of Starbucks and Pathmark · Oversaw the development and growth of Wal-Mart’s SuperCenter business · Richard Vague Credit Cards · Leading credit card operating executive · Former CEO and co-founder of First USA, the largest VISA credit card issuer before it was sold to Bank One (now JPMorgan Chase) · Michael Ashner Real Estate · Established real estate CEO and investor · Currently manages over 20 million sq ft of commercial real estate · Has acquired more than $12 billion of real estate in 45 states · Bill Ackman Shareholder · Founder of Pershing Square Value · Owner of a 7.8% stake in Target (1) · Track record for creating value in consumer and retail businesses · Ron Gilson Corporate · World-renowned expert in the field of corporate governance Governance · Professor of Law and Business at both Stanford Law School and Columbia University School of Law (1) Consisting of 3.3% in shares of common stock and 4.5% in stock options. 1

Jim Donald: Food Retailing Leader Jim Donald served as the CEO of Starbucks Corporation from April 2005 until January 2008. He joined Starbucks in October 2002 as President, North America. Jim served as Chairman, President and CEO of Pathmark Stores, Inc. from 1996 until joining Starbucks in 2005. Jim served as President and Manager of Safeway Inc.’s 130-store Eastern Division from 1994 to 1996. He was responsible for a $2.5 billion business, comprised of 10,000 employees working at 130 stores and two distribution centers. From 1991 until joining Safeway in 1994, Jim was an Jim Donald executive at Wal-Mart Stores, Inc, were he worked on the Nominee for development and expansion of the Wal-Mart Super Center, Shareholder supervising all merchandising, distribution, store design and Choice real estate operations. Jim began his career in 1971 as a trainee with Publix Super Markets, Inc. He joined Albertson’s in 1976 and quickly rose through its managerial ranks in the Florida, Alabama and Texas divisions. He was head of Albertson’s operations in Phoenix, Arizona. 2

Compare Jim Donald *with* Mary Dillon

Mary Dillon
Target Incumbent Nominee

EVP and Global Chief Marketing Officer for McDonald's

- ☒ Is fast-food marketing experience highly relevant to Target?
- ☒ Ms. Dillon is not a grocery store operator
- ☒ Without Ms. Dillon, the board will continue to have marketing expertise – Mary Minnick, Coca Cola's former President of Marketing
- ☒ Target does business with McDonald's

Jim Donald
Nominee for Shareholder Choice

Leading Food Retailing Operating Executive

- ✓ Over 30-years of food retailing experience
- ✓ Former CEO Of Pathmark and Starbucks
- ✓ Oversaw the development of Wal-Mart's SuperCenters
- ✓ Helped build out Wal-Mart's grocery business
- ✓ Entirely independent

3

Richard Vague: Leading Credit Card Executive Richard Vague has served as CEO and co-founder of Energy Plus Holdings LLC, a Philadelphia-based, progressive, independent Energy Service Company (ESCO) since 2007. From December 2004 until 2007, Richard served as the Chairman and CEO of Barclays Bank Delaware, a financial institution and credit card issuer. From 2000 until its sale to Barclays PLC in 2004, Richard was CEO of Juniper Financial, a direct consumer credit card bank that he co-founded. From 1984 until Richard 2000, Richard was President and then CEO and Chairman of Vague First USA and Chairman of Paymentech, the merchant processing subsidiary of First USA. Nominee for Shareholder Richard co-founded First USA which grew from a start-up to Choice the single largest Visa credit card issuer in the United States when it was sold to Bank One (now JPMorgan Chase) in 1997. 4

Compare Richard Vague with Richard Kovacevich Richard Kovacevich Richard Vague Target Incumbent Nominee Nominee for Shareholder Choice Chairman of Wells Fargo & Company Veteran credit card industry executive 7 Voted to retain the credit risk 3Co-founder of First USA, serving associated with Target’s credit as its CEO until it was sold to card business Bank One (now JPMorgan Chase) 7 We believe this decision 3Founded and sold Juniper ultimately led to dramatic profit Financial declines for Target last year 3 Valuable operating experience 7 Given the financial crisis, does can assist Target achieve Mr. Kovacevich have the time to recovery in its credit card business devote to being a Target director? 3Strong transaction experience and relationships can help Target 7 Target does business with structure a risk-reducing Wells Fargo transaction in the future 3 Entirely independent 5

Michael Ashner: Experienced Real Estate Executive Michael Ashner has served as the CEO of Winthrop Realty Trust, Inc. since December 31, 2003 and Chairman of the board of directors since April 2004. Michael served as the Executive Chairman of Lexington Realty Trust, a REIT from December 31, 2006 through March 2008. He has also served as the Chairman, President and CEO of Winthrop Realty Partners, L.P. (a real estate investment and management company) since 1996. Michael has served as the Managing Director of AP-USX LLC, which owns a 2.4 million square foot office tower, since 1998. Michael Ashner Since 1981, Michael has been the President and principal shareholder of Exeter Capital Corporation, a privately held real Nominee for estate investment banking firm. Shareholder Choice Michael manages over 20 million square feet of commercial real estate and has acquired more than $12 billion of real estate in 45 states, including more than 85,000 apartment units, 50 million square feet of office, retail and industrial space, and 10,000 hotel rooms. 6

Compare Michael Ashner with Solomon Trujillo Solomon Trujillo Michael Ashner Target Incumbent Nominee Nominee for Shareholder Choice CEO of Telestra Corporation an CEO and Chairman of Winthrop Australian telecom company Property Trust 7 We do not believe that Mr. 3Chairman and CEO of Winthrop Trujillo’s Australian Realty Partners, L.P. telecommunications background brings relevant 3Manages more than 20 million expertise to a US retail square feet of commercial real company estate, including over 11 million square feet owned by Michael and 7 Why has Mr. Trujillo been on his affiliates Target’s board since 1994 or 3 Entirely independent 15 years? 7

William Ackman: Leading Shareholder Bill Ackman is the founder and managing member of the general partner of Pershing Square Capital Management, L.P., an investment adviser founded in 2003 and registered with the SEC. Pershing Square is a concentrated research-intensive fundamental value investor in long and occasionally short investments in the public markets, typically focusing on large-cap and mid-cap companies. Bill has significant experience investing in multi-billion dollar retail and consumer Bill Ackman companies. Nominee for Pershing Square is the third largest beneficial shareholder of Shareholder Target with 7.8% of the company, including approximately $1 Choice billion in common stock (3.3% of the company) and $280 million in stock options (4.5% of the company) based on recent market prices. 8

Compare Bill Ackman with George Tamke George Tamke Bill Ackman Target Incumbent Nominee Nominee for Shareholder Choice Partner at Clayton, Dubilier & Rice, Founder of Pershing Square, a public a leveraged buyout firm equity investment firm 7 Owns 0.01% of Target in common 3Pershing Square beneficially stock and options owns 7.8% in common stock and options (1) 7 Serves on the boards of Culligan (Chairman), ServiceMaster 3Represents the third largest (Chairman) and Hertz — all Clayton, beneficial owner of Target Dubilier & Rice portfolio companies 3 Significant investment experience 7 How does Mr. Tamke allocate his in multi-billion dollar retail and time? consumer companies 7 Target purchases products and services from “several companies” that are controlled by Clayton, Dubilier & Rice (1) Consisting of 3.3% in shares (approximately $1bn in market value) and 4.5% in stock-settled call options (approximately $280mm in market value). 9

Ron Gilson: Corporate Governance Authority Ron Gilson is the Meyers Professor of Law and Business, Stanford Law School (1979 to present) and the Marc and Eva Stern Professor of Law and Business, Columbia University School of Law (1992 to present). Ron is a fellow of the American Academy of Arts and Sciences and the European Corporate Governance Institute. Ron has served on the board of directors of certain of the American Century Mutual Funds, managing over $26 billion in assets, since Ron Gilson 1995 and has been the Chairman of the board of directors since 2005. Nominee for Shareholder Ron Gilson is one of our country’s preeminent thinkers on Choice corporate governance. We believe that, if elected, Ron’s extensive academic and real world experience as an independent board chair would ensure fair process, fair dealing, and diligent care for the benefit of all shareholders. 10

Vote for the Nominees for Shareholder Choice GOLD PROXY CARD Jim Donald Food · 30 years of grocery experience Retailing · Former CEO of Starbucks and Pathmark · Oversaw the development and growth of Wal-Mart’s SuperCenter business · Richard Vague Credit Cards · Leading credit card operating executive · Former CEO and co-founder of First USA, the largest VISA credit card issuer before it was sold to Bank One (now JPMorgan Chase) · Michael Ashner Real Estate · Established real estate CEO and investor · Currently manages over 20 million sq ft of commercial real estate · Has acquired more than $12 billion of real estate in 45 states · Bill Ackman Shareholder · Founder of Pershing Square Value · Owner of a 7.8% stake in Target (1) · Track record for creating value in consumer and retail businesses · Ron Gilson Corporate · World-renowned expert in the field of corporate governance Governance · Professor of Law and Business at both Stanford Law School and Columbia University School of Law (1) Consisting of 3.3% in shares of common stock and 4.5% in stock options. 11

Additional Information In connection with the 2009 Annual Meeting of Shareholders of Target Corporation (“Target”), Pershing Square Capital Management, L.P. and certain of its affiliates (collectively, “Pershing Square”) have filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”) containing information about the solicitation of proxies for use at the 2009 Annual Meeting of Shareholders of Target. The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Target on or about May 2, 2009. SHAREHOLDERS OF TARGET ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant documents relating to the solicitation of proxies by Pershing Square are available at no charge on the SEC’s website at http://www.sec.gov. Shareholders can also obtain free copies of the definitive proxy statement and other relevant documents at www.TGTtownhall.com or by calling Pershing Square’s proxy solicitor, D. F. King & Co., Inc., at 1 (800) 290-6427. Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies with respect to Pershing Square’s nominees. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s definitive proxy statement. This booklet contains forward-looking statements. All statements contained in this booklet that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. These statements are based on current expectations of Pershing Square and currently available information. They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate. Pershing Square does not assume any obligation to update any forward-looking statements contained in this booklet. This booklet is for general informational purposes only. It does not have regard to the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this booklet, and should not be taken as advice on the merits of any investment decision. The views expressed herein represent the opinions of Pershing Square, which opinions may change at any time and are based on publicly available information with respect to Target. Certain financial information and data used herein have been derived or obtained from filings made with the SEC by Target or other companies that Pershing Square considers comparable or relevant. 12